Exhibit 99.1

FOR IMMEDIATE RELEASE

A. SCHULMAN BOARD NAMES BERNARD RZEPKA PRESIDENT AND CHIEF EXECUTIVE OFFICER, EFFECTIVE JANUARY 1, 2015; JOSEPH GINGO NOMINATED TO CONTINUE AS CHAIRMAN OF THE BOARD

Akron, Ohio - June 23, 2014 - A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today that its Board of Directors has named Bernard Rzepka as President and Chief Executive Officer of the Company, effective January 1, 2015. In addition, the Board has nominated Joseph M. Gingo, the Company’s current Chairman, President and Chief Executive Officer, to continue as Chairman of the Board after his retirement as President and Chief Executive Officer on December 31, 2014. The changes are part of the Company’s succession planning process, and the nomination of Gingo as Board Chairman is subject to his re-election as a director by shareholders at the Company’s annual meeting this December.

David G. Birney, A. Schulman’s Lead Director, stated, “This transition is the result of a rigorous, disciplined and multi-year succession planning process led by the Board, and we are confident in Bernard’s leadership. As a critical member of A. Schulman’s leadership team, we are certain that Bernard will continue to execute our proven strategies to drive growth at A. Schulman. On behalf of the Board of Directors, I would like to thank Joe for his seven years of successful leadership and transformation of the Company as well as his strategic vision and steadfast dedication to future growth. Not only does Joe leave behind a sound strategy but also a sustainable results-oriented culture. Therefore, it is with great pleasure that we nominate Joe to continue as Chairman of the Board and we look forward to his continued contributions.”

“Throughout Bernard’s 22-year career with A. Schulman, he has shown outstanding leadership and dedication to customer relationships. His operational expertise and strong commitment to our growth strategy have helped create significant value for our customers and shareholders,” Gingo said. “Most recently, as Executive Vice President and Chief Operating Officer, he has successfully led our global operations as we have continued to execute our aggressive organic growth initiatives and integrate various acquisitions that have strengthened our Company. Prior to his role as COO, Bernard successfully managed our largest and most profitable business segment - Europe, Middle East and Africa (EMEA). Here, he effectively created and executed regional growth strategies as well as restructurings during the economic downturn in Europe. The Board and I are confident in Bernard’s ability to continue to lead A. Schulman during what we believe will be an exciting time of accelerated progress for the Company. It has been my privilege to serve as Chairman, President and CEO of this great Company for almost seven years, and I look forward to continuing to work with Bernard through the remainder of this year as we transition the role of CEO to him.”

Rzepka said, “Joe has transformed our Company and we built exceptional teams over the years. I am honored to be chosen to lead A. Schulman and together we will continue to execute on our strategy through our unwavering focus on safety, smart sales and smart savings. We are committed to further strengthening our Company’s position to serve high-value, high-growth markets in the specialty chemicals industry.”

Rzepka, 54, was named Executive Vice President, Chief Operating Officer of A. Schulman in April 2013.  In this position, he has been responsible for implementing corporate strategy and growth plans within the global operations as well as promoting excellence in the Company’s procurement and marketing organizations.  During his career with the Company, he has served in a variety of global management and technology positions including Vice President and General Manager, Europe, Middle East, Africa (EMEA); head of the Europe Engineered Plastics and Masterbatch business units; and as Managing Director of Germany. The Company intends to enter into an employment agreement with

Rzepka setting forth terms and conditions, including compensation and benefits, for serving in the role of President and Chief Executive Officer effective January 1, 2015.

Gingo, 69, has been Chief Executive Officer and President of A. Schulman since January 1, 2008, and was named Chairman of the Board on February 26, 2008. Gingo will retire on December 31, 2014, at the expiration of the term of his employment agreement. During Gingo’s leadership tenure, A. Schulman has grown diluted adjusted earnings per share from $0.87 in fiscal 2007 to a currently estimated range of up to $2.28 at the end of fiscal 2014. This represents a compounded annual growth rate of approximately 15 percent.

In addition, the Company has successfully completed eight acquisitions and three joint ventures and recently announced an agreement to acquire Ferro Corporation’s Specialty Plastics business. The Company has successfully implemented continuous improvement in its global operations and intensified its focus on high-margin products and growth markets. Previously, Gingo was employed at the Goodyear Tire & Rubber Company for more than 40 years, where he served as Executive Vice President, Quality Systems and Chief Technical Officer from 2003 to 2007, and held numerous other domestic and global leadership positions in Goodyear’s technical organization and various business units.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio.  Since 1928, the Company has been providing innovative solutions to meet its customers’ demanding requirements.  The Company’s customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others.  The Company employs approximately 3,500 people and has 38 manufacturing facilities globally.  A. Schulman reported net sales of $2.1 billion for the fiscal year ended August 31, 2013. Additional information about A. Schulman can be found at www.aschulman.com.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company's major product markets or countries where the Company has operations;

•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;
fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company's products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products; and

•	operating problems with our information systems as a result of system security failures such as viruses, computer "hackers" or other causes.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company's performance are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2013. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations.

SHLM_ALL

Contact information:
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
email: Jennifer_Beeman@us.aschulman.com
www.aschulman.com